UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 20, 2011, Kathleen Guion, Executive Vice President, Division President of Store Operations & Store Development of Dollar General Corporation (the “Company”), communicated her decision to retire from employment with the Company effective July 31, 2012 (the “Retirement Date”).  The Company entered into a Retirement Agreement with Ms. Guion, dated as of July 20, 2011 (the “Retirement Agreement”), that sets forth the terms of her employment through the Retirement Date, the transition of her current duties, and her role and responsibilities with the Company through the Retirement Date. Pursuant to the Retirement Agreement:

•
Effective as of the Retirement Date, Ms. Guion’s employment with the Company shall terminate as a result of her voluntary resignation as described in Section 10 of the Employment Agreement, dated as of April 1, 2009, between the Company and Ms. Guion (the “Employment Agreement”), and, as a result, the Employment Agreement shall not be renewed or extended beyond the Retirement Date.

•
Ms. Guion will remain in her current role as Executive Vice President, Division President of Store Operations & Store Development through December 31, 2011. Ms. Guion will then serve, through the Retirement Date, as Executive Vice President, Strategic Planning & Real Estate, and will continue to report to the Chief Executive Officer in such role.

•
Through the Retirement Date, and except as otherwise provided in the Retirement Agreement, Ms. Guion will maintain her current base salary, retain coverage under all employee benefit plans, and be entitled to all welfare, pension and fringe benefits to which she was entitled immediately prior to the date of the Retirement Agreement. Ms. Guion will not be eligible to participate in the annual incentive bonus program or any other Company bonus program for fiscal year 2012, but will remain fully eligible for participation in the annual incentive bonus program for fiscal year 2011 as if she had continued in her role of Division President through such fiscal year. Ms. Guion will not be eligible for any equity grants in fiscal years 2011 and 2012.

•
Promptly following the Retirement Date, the Company will pay to Ms. Guion a lump sum payment equal to the sum of (i) any unpaid base salary accrued through the Retirement Date and (ii) the amount of any unreimbursed business expenses incurred by Ms. Guion in accordance with Company policy prior to the Retirement Date.  Ms. Guion shall also be entitled to any other vested and accrued benefits under the Company’s deferred compensation plan, supplemental executive retirement plan, and 401(k) plan. The Company shall continue to pay for Ms. Guion’s personal financial counseling services to be provided by The Ayco Co., LP, in accordance with the Company’s policy in respect thereof, through April 15, 2013.

•
The Stock Option Agreement, dated as of July 6, 2007, between the Company and Ms. Guion shall be amended effective as of the Retirement Date, if Ms. Guion remains employed through the Retirement Date, to allow exercise of outstanding vested options to purchase Company common stock at any time through July 31, 2015.

•
The Management Stockholder’s Agreement, dated as of July 6, 2007, between the Company and Ms. Guion shall terminate effective as of the Retirement Date if Ms. Guion remains employed through the Retirement Date.

•	Ms. Guion will execute a general release of all claims against the Company, its successors and assigns, in the form attached to the Retirement Agreement, on or before the Retirement Date.

The Retirement Agreement is incorporated herein by reference to Exhibit 99 to this Current Report on Form 8-K. The foregoing description of the Retirement Agreement is a summary only and is qualified in its entirety by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index immediately following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2011	DOLLAR GENERAL CORPORATION

	By:	/s/ Susan S. Lanigan
Susan S. Lanigan
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99	Retirement Agreement, dated as of July 20, 2011, by and between Kathleen Guion and Dollar General Corporation.

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